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                                                                    EXHIBIT (23)
                        CONSENT OF KPMG PEAT MARWICK LLP
THE BOARD OF DIRECTORS
First Union Corporation
     We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-42050); Form S-8 (No. 33-1721); Form S-8 (No. 33-11234); Form
S-3 (No. 33-44660); Form S-8 (No. 33-47447); Form S-8 (No. 33-51964); Form S-8
(No. 33-54148); Form S-8 (No. 33-54274); Form S-3 (No. 33-50101); Form S-3 (No.
33-50103); Form S-8 (33-53103); Form S-8 (33-54739); Form S-8 (33-54905); Form
S-3 (33-56927); and Form S-3 (33-57279) of First Union Corporation of our report dated January 12, 1995, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 1994 Form 10-K.
                                         KPMG PEAT MARWICK LLP
Charlotte, North Carolina
March 3, 1995